Exhibit 32.1

CERTIFICATIONS OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), David S. Zaccardelli, President and Chief Executive Officer of Dova Pharmaceuticals, Inc. (the “Company”), and Mark W. Hahn, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                      The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of August 2019.

/s/ David S. Zaccardelli	/s/ Mark W. Hahn
David S. Zaccardelli	Mark W. Hahn
President and Chief Executive Officer (principal executive officer)	Chief Financial Officer (principal financial officer)

*           This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.